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                                                                    EXHIBIT 12

                   CENTRAL HUDSON GAS & ELECTRIC CORPORATION

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                   Three Months         Six Months
                                      Ended               Ended
                                   June 30, 1994      June 30, 1994
Earnings:

  Net Income                          $ 8,928            $30,995
  Fixed Charges                         8,475             17,004
  Federal Income Tax                    1,372             14,575
  Deferred Income Tax                   3,428              2,798
  Federal Income Tax-Credit              (433)              (831)
  Deferred Income Tax                     169                 93

      Total Earnings                  $21,939            $64,634


Fixed Charges:

  Interest on Mortgage Bonds          $ 5,231            $10,516
  Interest on Other Long-term
   Debt                                 1,923              3,719
  Interest on Short-term
   Debt                                   -                  -
  Other Interest                          361                807
  Amortization of Premium and
   Expense on Debt                        574              1,175
  Portion of Rents Representative
   of the Interest Factor                 386                787

      Total Fixed Charges             $ 8,475            $17,004

Ratio of Earnings to Fixed
 Charges                                 2.59               3.80









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                                                                    EXHIBIT 12

                   CENTRAL HUDSON GAS & ELECTRIC CORPORATION

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                   Twelve Months
                                      Ended               Year Ended
                                   June 30, 1994       December 31, 1993

Earnings:

  Net Income                          $ 50,087           $ 50,390
  Fixed Charges                         34,044             33,820
  Federal Income Tax                    15,654             14,502
  Deferred Income Tax                   13,946             14,101
  Federal Income Tax-Credit             (3,468)            (2,937)
  Deferred Income Tax                    1,768              1,492

      Total Earnings                  $112,031           $111,368


Fixed Charges:

  Interest on Mortgage Bonds          $ 21,585           $ 22,390
  Interest on Other Long-term
   Debt                                  7,129              6,487
  Interest on Short-term
   Debt                                    -                   13
  Other Interest                         1,465              1,191
  Amortization of Premium and
   Expense on Debt                       2,331              2,247
  Portion of Rents Representative
   of the Interest Factor                1,534              1,492

      Total Fixed Charges             $ 34,044           $ 33,820

Ratio of Earnings to Fixed
 Charges                                  3.29               3.29






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                                                                    EXHIBIT 12

                   CENTRAL HUDSON GAS & ELECTRIC CORPORATION

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                         Year Ended December 31,
                                          1992               1991

Earnings:

  Net Income                           $ 47,688           $ 42,941
  Fixed Charges                          34,888             37,737
  Federal Income Tax                      5,467             10,514
  Deferred Income Tax                    19,644             12,099
  Federal Income Tax-Credit               7,789             (2,454)
  Deferred Income Tax                    (8,537)             1,202

      Total Earnings                   $106,939           $102,039


Fixed Charges:

  Interest on Mortgage Bonds           $ 23,207           $ 25,236
  Interest on Other Long-term
   Debt                                   6,286              7,482
  Interest on Short-term
   Debt                                     582                590
  Other Interest                          1,372              1,979
  Amortization of Premium and
   Expense on Debt                        2,085              1,584
  Portion of Rents Representative
   of the Interest Factor                 1,356                866

      Total Fixed Charges              $ 34,888           $ 37,737

Ratio of Earnings to Fixed
 Charges                                   3.07               2.70





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                                                                    EXHIBIT 12

                   CENTRAL HUDSON GAS & ELECTRIC CORPORATION

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                         Year Ended December 31,
                                          1990              1989

Earnings:

  Net Income                           $ 41,035           $ 39,117
  Fixed Charges                          42,906             43,523
  Federal Income Tax                     15,110             10,253
  Deferred Income Tax                     7,346              9,575
  Federal Income Tax-Credit              (4,198)            (3,646)
  Deferred Income Tax                     2,116              2,736

      Total Earnings                   $104,315           $101,558


Fixed Charges:

  Interest on Mortgage Bonds           $ 29,726           $ 30,055
  Interest on Other Long-term
   Debt                                   9,276             10,187
  Interest on Short-term
   Debt                                     184                  5
  Other Interest                          1,767              1,345
  Amortization of Premium and
   Expense on Debt                        1,097              1,059
  Portion of Rents Representative
   of the Interest Factor                   856                872

      Total Fixed Charges              $ 42,906           $ 43,523

Ratio of Earnings to Fixed
 Charges                                   2.43               2.33















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